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                                                                    EXHIBIT 99.1

Press Release                 June 15, 2001               Contact: Mike Sullivan
                                                                  (509) 835-1516


              POTLATCH ANNOUNCES PLANNED DEBT REFINANCING PROGRAM
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SPOKANE, Wash. -- Potlatch Corporation (NYSE:PCH) today announced plans to proceed with a debt refinancing program that is intended to substantially increase its financial flexibility.

    The company is pursuing a new $400 million bank credit facility and is seeking to raise approximately $250 million through an institutional private placement of senior subordinated notes. The company expects to complete the new credit facility and the note offering later this month, subject to market conditions. The net proceeds of the note offering and initial borrowings under the new credit facility would be used to refinance the company's existing bank loans, meet its debt maturity obligations in 2002 and provide working capital.

    The new credit facility is expected to consist of a $200 million three-year revolving credit facility and a $200 million four-year term loan. The company anticipates that the new credit
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facility will be secured by approximately 130,000 acres of its timberlands, as well as its accounts receivable and inventory.

    The company expects that the terms of the new credit facility will require the company to maintain compliance with financial tests, including a funded indebtedness to capitalization ratio, a minimum consolidated net worth test and a fixed charge coverage ratio. The company also expects that the new credit facility will contain restrictive covenants, including covenants limiting its ability to incur indebtedness, create liens, merge, dispose of assets, pay dividends or make certain investments.

    The senior subordinated notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
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    Except for the historical information contained herein, the matters set forth in this press release, including statements concerning the company's plans for a new credit facility and offering of senior subordinated notes, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's best estimates and assumptions regarding future events and are therefore subject to known and unknown risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the company's ability to reach final agreement with the lenders under the proposed new credit facility, market conditions for the senior subordinated notes, the company's substantial indebtedness and, as it relates to financial tests and restrictive covenants in the proposed new credit facility, its ability to reach its debt reduction targets, cyclical conditions in the forest products industry, competitive conditions and prices in the company's markets, changes in wood fiber, energy and other variable operating expenses, changes in environmental laws and unforeseen environmental liabilities and expenditures, fires and other natural disasters, labor disruptions and other risks and uncertainties described from time to time in Potlatch's reports filed with the SEC, including its Annual Report in Form 10-K for the year ended December 31, 2000 and its Quarterly Report on Form 10-Q
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for the three months ended March 31, 2001. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances occurring after the date hereof.

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